Exhibit 10.15.8

USD EVP	Currency is USD

Q4 FY2013 Sales Compensation Plan	Effective: 11/1/2012

Notes To Plans:

•                  Full on Target Earnings (OTE) will be paid when 100% of the sales targets are met. However, if paid monthly you will be paid incrementally matching the achievement percent of the team you are compensated against. OTE is split between the major components noted below.

•                  Commissions will be paid monthly, at the end of the month following the closed month (usually on the 30th/31st of each month, Ex. paid June 30 for May work).

•                  Management reserves the right to change the compensation plan at any time at their sole discretion and delay commission payment on any transaction.

•                  Variable compensation payments will be held until you accept your compensation plan. If you find an error in your plan, please notify your manager immediately.

PRODUCT COMMISSIONS

Subscriptions

•                  Quota is based on an ARR number (Annual Recurring Revenue) equal to the amount of subscription revenue Rally would receive in a 12 month period.

•                  Quota attainment is applied for the first 12 months on New Orders and Renewal Orders.

•                  Quota is assigned on an individual basis and is rolled up to a Team (Territory/Region/Total).  Individuals are paid based on the Team quota attainment (not individual attainment).

•                  Your Base Commission Rate is calculated as your Quarter Product Variable divided by your Quarter Team Product Quota.

•                  Accelerator rates may apply as follows based on Team Quota Attainment (New and Renewal Orders):

•                  Up to 100% = Base Commission Rate, Over 100% =1.500% Accelerator Rate

•                  Commissions will be clawed back to the Team at the rate originally paid if the customer does not fulfill 12 months of subscription obligation or ceases to pay.

•                  Claw backs will apply to unpaid subscription fees only.

Multi-Year Subscriptions — New and Renewal

•                  Quota attainment and commissionable amount is applied based on the ARR + the ARR Prepay Discount amount (negates the prepay/commitment discount).

SERVICES COMMISSIONS — Services Contracts/ SOWs Fully Executed

•                  Quota is applied based on dollar value of a Statement of Work (SOW).

•                  Quota is assigned on an individual basis and is rolled up to a Team (Territory/Region/Total).

•                  Individuals are paid based on the Team quota attainment (not individual attainment).

•                  Base Services Rate is 0.250%.

•                  300% Rule

•                  Accelerator rates apply for attainment between 100% of services quota and 300% of quota at 1.5x the base rate. Anything above 300% is paid at the Base Services Rate.

•                  For any SOW over $100,000.

•                  50% of commissionable amount will be booked during the month the SOW was closed.

•                  Remaining 50% of commissionable amount will be booked at end of quarter up to 300% of quota.

•                  Anything over 300% of quota will be paid in following quarters at their base rate upon deliver.

•                  Accelerator rates are only paid once the individual has reached at least 80% of their Team Subscription Quota.

•                  Once 80% of Team Subscription Quota percent attainment has been reached, the accelerators are paid retroactively for the quarter on all attainment over 100%.

•                  Management reserves the right to claw back amounts that do not eventually get delivered.

MANAGEMENT BY OBJECTIVE (MBO)

•                  MBO’s are based on a Plan provided separately by management.

•                  MBO’s are paid either monthly or quarterly as defined in the plan.

DocuSigned by:		DocuSigned by:

/s/ Don Hazell	11/20/2012	/s/ Tim Miller	11/26/2012
Employee Signature	Date	Manager Signature	Date

Don Hazell		Tim Miller
Print Name		Print Name